Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #487 to the Registration Statement on Form N-1A of Investment Managers Series Trust II, with respect to Tradr 2X Long ARQQ Daily ETF, Tradr 2X Long LAC Daily ETF, Tradr 2X Long BETR Daily ETF, Tradr 2X Long NTSK Daily ETF, Tradr 2X Long BKKT Daily ETF, Tradr 2X Long ONDS Daily ETF, Tradr 2X Long CRML Daily ETF, Tradr 2X Long PATH Daily ETF, Tradr 2X Long EH Daily ETF, Tradr 2X Long QURE Daily ETF, Tradr 2X Long EVEX Daily ETF, Tradr 2X Long RZLV Daily ETF, Tradr 2X Long FRMI Daily ETF, Tradr 2X Long SHLS Daily ETF, Tradr 2X Long INOD Daily ETF, Tradr 2X Long SNAP Daily ETF, Tradr 2X Long IOT Daily ETF, Tradr 2X Long USAR Daily ETF, Tradr 2X Long KDK Daily ETF and Tradr 2X Long WDC Daily ETF, each a series of shares of Investment Managers Series Trust II, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 12, 2026